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                                                                EXHIBIT 2.3

                                 AMENDMENT NO. 2
                          TO RECAPITALIZATION AGREEMENT

                           Dated as of August 13, 1996




         TRW Inc., an Ohio corporation ("TRW"), TRW IS&S International, Inc., an Ohio corporation ("International"), IS&S Holdings, Inc. (f/k/a TRW Target Marketing Services Inc.), a Delaware corporation ("Holdings"), TRW Hotel Company Inc., an Ohio corporation ("Hotel"), TRW Microwave Inc., a California corporation ("Microwave"), Experian Information Solutions, Inc. (f/k/a TRW Environmental Management Company), an Ohio corporation ("Operating Company" and together with TRW, International, Holdings, Hotel and Microwave, the "TRW Parties"), and IS&S Acquisition Corp., a Delaware corporation ("IS&S"), hereby agree as follows:

         1. REFERENCE TO THE RECAPITALIZATION AGREEMENT; DEFINITIONS. Reference is made to the Recapitalization Agreement dated as of February 9, 1996 (as amended, the "Recapitalization Agreement"), among the TRW Parties and IS&S. Terms defined in the Recapitalization Agreement and not otherwise defined herein are used herein with the meanings so defined.

         2. AMENDMENTS TO RECAPITALIZATION AGREEMENT. Subject to the terms and conditions hereof, effective on the date on which the condition set forth in Section 3 of this Amendment is satisfied (the "Effective Date of Amendment"), Section 4.3(h) of the Recapitalization Agreement is hereby amended and restated to read as follows:

                  h. make any single new commitment or increase any single previous commitment for capital expenditures which (i) will be an Assumed Liability, (ii) is not contained in TRW's approved capital expenditures budget for the Business, and (iii) is an amount exceeding Two Hundred Fifty Thousand Dollars ($250,000);

         3. CONDITIONS TO AMENDMENT. This Amendment shall become effective as of April 1, 1996.


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         4.     MISCELLANEOUS. Except to the extent specifically amended
                hereby, the provisions of the Recapitalization Agreement shall remain unmodified and, subject to the conditions contained in this Amendment, the Recapitalization Agreement is hereby confirmed as being in full force and effect. This Amendment may be executed in any number of counterparts which together shall constitute one instrument, shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules of any jurisdiction.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

                                 IS&S Acquisition Corp.


                                 By: Mark E. Nunnelly
                                     ___________________________________________
                                                 Mark E. Nunnelly
                                                  Vice President


                                 By: Scott M. Sperling
                                     ___________________________________________
                                                    Scott M. Sperling
                                                     Vice President


                                 TRW Inc.

                                 By: William A. Lawrence
                                     ___________________________________________

                                               William A. Lawrence
                                            Executive Vice President


                                 By: Martin A. Coyle
                                     ___________________________________________

                                                   Martin A. Coyle
                                      Executive Vice President and Secretary


                                 TRW IS&S International, Inc.

                                 By: James C. Diggs
                                     ___________________________________________

                                                   James C. Diggs
                                                   Vice President


                                 TRW Microwave Inc.

                                 By: Kathleen A. Weigand
                                     ___________________________________________

                                             Kathleen A. Weigand
                                         Vice President and Secretary

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                                 IS&S Holdings, Inc.

                                 By: /S/ David B. Goldston
                                     ___________________________________________

                                                David B. Goldston
                                               Assistant Secretary



                                 Experian Information Solutions, inc.

                                 By: /S/ Mark E. Nunnelly
                                     ___________________________________________

                                               Mark E. Nunnelly
                                                Vice President


                                 TRW Hotel Company Inc.

                                 By: /S/ Jean M. Schmidt
                                     ___________________________________________

                                                 Jean M. Schmidt
                                               Assistant Secretary

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